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                                                                     Exhibit 1.1


                         TOYOTA MOTOR CREDIT CORPORATION
                           19001 South Western Avenue
                           Torrance, California 90509


                                 August 24, 2001


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
Merrill Lynch World Headquarters
North Tower, 23rd Floor
World Financial Center
New York, New York 10281-1323

CREDIT SUISSE FIRST BOSTON CORPORATION
11 Madison Avenue
New York, New York 10010

GOLDMAN, SACHS & CO.
85 Broad Street
New York, New York 10004

J.P. MORGAN SECURITIES INC.
60 Wall Street
New York, New York 10260

MORGAN STANLEY DEAN WITTER
Morgan Stanley & Co. Incorporated
1585 Broadway, 2nd Floor
New York, New York 10036

SALOMON SMITH BARNEY
Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

                Re: Amendment No. 2 to First Amended and Restated Distribution Agreement dated September 3, 1998

Ladies and Gentlemen:

Reference is hereby made to the First Amended and Restated Distribution Agreement, dated September 3, 1998, as amended by Amendment No. 1, dated January 12, 2000 (as amended, the "Distribution Agreement"), among Toyota Motor Credit Corporation, a California

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corporation (the "Company") and Merrill Lynch & Co., Merrill Lynch, Pierce,
Fenner & Smith Incorporated, Lehman Brothers Inc., Goldman Sachs & Co., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc. as Agents with respect to the issue and sale by the Company of its Medium-Term Notes described therein. Terms not otherwise defined herein shall have the meanings ascribed to them in the Distribution Agreement.

        Whereas Lehman Brothers Inc. was terminated as an Agent in accordance with Section 12(a) of the Distribution Agreement; whereas Credit Suisse First Boston Corporation will become a party to the Distribution Agreement as set forth below; and whereas the parties wish to make certain other amendments to the Distribution Agreement, the Company and the Agents agree as follows:

        1. The first sentence of the second paragraph on page two of the Distribution Agreement is hereby amended as follows:

                "The Company confirms its agreement with Merrill Lynch, Goldman, J.P. Morgan, Morgan Stanley and SSB, and enters into an agreement with Credit Suisse First Boston Corporation ("CSFB") (collectively, the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes Due More Than One Year From Date of Issue (the "Notes")."

        2. Additional Authorized Notes. Pursuant to the third introductory paragraph of the Distribution Agreement, the Company hereby delivers to each of you an original copy of the Officers' Certificate delivered to the Trustee on the date hereof pursuant to Section 301 of the Indenture authorizing the issuance of $1,000,000,000 aggregate principal amount of Notes, in addition to $13,320,000,000 aggregate principal amount of Notes previously authorized for issuance (including $1,500,000,000 authorized by the Officers' Certificate dated December 8, 2000, and $320,000,000 authorized by the Officers' Certificate dated April 23, 2001, and $700,000,000 authorized by the Officers' Certificate dated June 25, 2001), $410,700,000 of which remains unissued as of the date hereof; provided that, in calculating the aggregate principal amount of Notes authorized, (i) with respect to Notes issued at a discount to face, the initial offering price shall be used, (ii) with respect to Notes issued at a premium to face, the face amount of such Notes shall be used, and (iii) with respect to Notes denominated in a currency other than U.S. dollars the U.S. dollar equivalent of such Notes shall be used.

        3. Clause (C) of Section 2(a)(vi) is hereby amended as follows:

                "(C) since the date of the most recent audited financial statements of the Company, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock except as otherwise described in an Incorporated Document or as disclosed in the documentation relating to a particular issuance of Notes, including the applicable pricing supplement."

        4. The notice provisions contained in Section 13 are hereby amended to delete the notice address for Lehman Brothers Inc. and to add the following contact information for CSFB:



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                "Credit Suisse First Boston Corporation
                11 Madison Avenue
                New York, NY 10010-3629
                Attention:  Short and Medium Term Finance
                Telephone:  (212) 325 7198
                Telecopy:  (212) 743-5825"



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        This Amendment No. 2 to the Distribution Agreement may be executed in several counterparts, each of which shall be deemed an original hereof.

                              Very truly yours,

                              TOYOTA MOTOR CREDIT CORPORATION



                              By: /s/ George E. Borst
                                  ------------------------------
                                  Name:    George E. Borst
                                  Title:   President and Chief Executive Officer

Accepted:


MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED



By: /s/ Scott Primrose
    ------------------------------
    Name:  Scott Primrose
    Title: Authorized Signatory



CREDIT SUISSE FIRST BOSTON CORPORATION



By: /s/ Julie A. Keogh
    ------------------------------
    Name:  Julie A. Keogh
    Title: Authorized Signatory



GOLDMAN, SACHS & CO.



By: /s/ Goldman, Sachs & Co.
    ------------------------------



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J.P. MORGAN SECURITIES INC.



By:  /s/ Maria Sramek
    ------------------------------
    Name:  Maria Sramek
    Title: Vice President



MORGAN STANLEY & CO. INCORPORATED



By:   /s/ Michael Fusco
    ------------------------------
    Name:  Michael Fusco
    Title: Executive Director



SALOMON SMITH BARNEY INC.



By:  /s/ Martha D. Bailey
    ------------------------------
    Name:  Martha D. Bailey
    Title: Senior Vice President